Exhibit 99.1

            PMC-Sierra Reports Third Quarter 2007 Results


    --  Q3 2007 Net revenues $117.5 million

    --  Q3 2007 GAAP Net loss $(5.9) million or $(0.03) per share

    --  Q3 2007 Non-GAAP Net income $19.1 million or $0.09 per share


    SANTA CLARA, Calif.--(BUSINESS WIRE)--Oct. 18, 2007--PMC-Sierra, Inc. (Nasdaq:PMCS), a leading provider of high-speed broadband communications and storage semiconductors, today reported results for the third quarter ending September 30th, 2007.

    Net revenues in the third quarter of 2007 were $117.5 million compared with $104.7 million in the second quarter of 2007, and $116.5 million in the third quarter of the prior year.

    Net loss in the third quarter of 2007 on a GAAP basis was $5.9 million (GAAP diluted loss per share of $0.03) compared with GAAP net loss of $22.3 million (GAAP diluted loss per share of $0.10) in the second quarter of 2007. Non-GAAP net income in the third quarter of 2007 was $19.1 million (non-GAAP diluted earnings per share of $0.09) compared with a non-GAAP net income in the second quarter of 2007 of $7.4 million (non-GAAP diluted earnings per share of $0.03).

    "In the third quarter, we experienced strong growth in our telecom business, particularly in Asia, as well as positive trends in our enterprise storage business," said Bob Bailey, chairman and chief executive officer of PMC-Sierra. "Our summer bookings were strong, and our operating performance increased in the quarter as a result of the combination of top-line growth and expense reductions."

    Non-GAAP net income in the third quarter of 2007 excludes the following items: (i) $8.1 million in stock-based compensation expense;
(ii) $9.8 million in amortization of purchased intangible assets;
(iii) $1.6 million in costs and charges related to the Company's corporate restructuring announced March 29, 2007; (iv) $6.8 million foreign exchange loss on foreign denominated FIN 48 tax liabilities; and (v) $1.2 million income tax effect relating to these non-GAAP adjustments.

    For a full reconciliation of GAAP net income to non-GAAP net income, please refer to the schedule on page 6 of this release. The Company believes the additional non-GAAP measures provided are useful to investors for the purpose of financial analysis. Management uses the non-GAAP measures internally to evaluate its operating performance before gains, losses and other charges that are considered by management to be outside of the Company's core operating results, as well as used to plan for the Company's future periods. Non-GAAP measures are however neither stated in accordance with, nor are they a substitute for, GAAP measures.

    The Company made the following product announcements in Q3 2007:

        -- Highly integrated WiMAX RF IC: We announced our first WiMAX RF IC solutions for Femtocell base stations, Customer Premises Equipment, Mobile Base Stations, and laptop air cards. The PM8800 WiZIRD(TM) 2Tx/2Rx is the industry's most integrated WiMAX RF IC solution that supports full 2Tx/2Rx Multiple In/Multiple Out with Multi-Band functionality (2.3-2.7 GHz and 3.3-3.8 GHz) that allows a single design to cover all popular licensed radio spectra in the world. These advanced features enable next-generation consumer services such as gaming, video conferencing, and streaming media applications. The PM8801 WiZIRD 1Tx/2Rx integrates a single transmit and two receive radio paths, as well as Multi-Band support, and is ideal for WiMAX Wave2 subscriber equipment, such as CPE and laptop devices.

        -- High-Performance Multi-Service Processors: We announced two highly integrated Multi-Service Processors targeted at high-performance, cost-sensitive embedded applications. These processors meet the performance and cost targets required to support networked appliances, storage systems and security solutions. The MSP8110 and MSP8120 SoC solutions, powered by the MIPS32 34K core, provide large 64KB caches with integrated I/O interfaces and consume less than 1.5Watts. These devices are targeted for use in IP surveillance, SMB NAS and network-connected appliances.

    Third Quarter 2007 Conference Call

    Management will review the third quarter 2007 results and provide guidance for the fourth quarter of 2007 during a conference call at 1:30 p.m. Pacific Time/4:30 p.m. Eastern Time on October 18, 2007. The conference call webcast will be accessible under the Financial Events and Calendar section at http://investor.pmc-sierra.com/. To listen to the conference call live by telephone, dial (416) 915-8321 approximately ten minutes before the start time. A telephone playback will be available after the completion of the call and can be accessed at (647) 436-0148 using the access code 4061228. A replay of the webcast will be available for five business days.

    Fourth Quarter 2007 Conference Call

    PMC-Sierra is planning on releasing its results for the fourth quarter of 2007 on January 24, 2008. A conference call will be held on the day of the release to review the quarter and provide an outlook for the first quarter of 2008.

    Safe Harbor Statement

    PMC-Sierra's forward-looking statements are subject to risks and uncertainties. Actual results may differ from these projections. The Company's SEC filings describe more fully the risks associated with the Company's business including PMC-Sierra's limited revenue visibility due to variable customer demands, market segment growth or decline, orders with short delivery lead times, customer concentration, and the uncertain timing of expense reductions associated with corporate restructurings and their related impact on PMC's business. The Company does not undertake any obligation to update the forward-looking statements.

    About PMC-Sierra

    PMC-Sierra(TM) is a leading provider of broadband communications and storage semiconductors for metro, access, fiber to the home, wireless infrastructure, storage, laser printers, and fiber access gateway equipment. PMC-Sierra offers worldwide technical and sales support, including a network of offices throughout North America, Europe, Israel and Asia. The company is publicly traded on the NASDAQ Stock Market under the PMCS symbol. For more information, visit www.pmc-sierra.com.

    (C) Copyright PMC-Sierra, Inc. 2007. All rights reserved. PMC is a registered trademarks of PMC-Sierra, Inc. in the United States and other countries. PMC-SIERRA, PMCS, WiZIRD and "Enabling connectivity. Empowering people." are trademarks of PMC-Sierra, Inc. Other product and company names mentioned herein may be trademarks of their respective owners.

                           PMC-Sierra, Inc.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
             (in thousands, except for per share amounts)
                             (unaudited)

                          Three Months Ended        Nine Months Ended
                     ----------------------------- -------------------
                     September July 1,   October   September October
                      30, 2007    2007    1, 2006   30, 2007  1, 2006

Net revenues         $117,455  $104,692  $116,514  $325,812  $323,075
Cost of revenues       39,871    37,650    39,146   115,092   109,331
                     --------- --------- --------- --------- ---------
 Gross profit          77,584    67,042    77,368   210,720   213,744


Other costs and
 expenses:
 Research and
  development          35,557    41,635    41,611   121,716   116,947
 Selling, general
  and administrative   24,124    25,171    29,235    75,993    76,002
 Amortization of
  purchased
  intangible assets     9,836     9,836    11,202    29,507    23,246
 In-process research
  and development           -         -         -         -    35,300
 Restructuring costs
  and other charges     1,564     3,786     6,404    12,244     5,666
                     --------- --------- --------- --------- ---------
Income (loss) from
 operations             6,503   (13,386)  (11,084)  (28,740)  (43,417)

Other income
 (expense):
 Interest income,
  net                   2,728     2,472     1,849     7,037     6,682
 Foreign exchange
  loss                 (7,052)   (7,926)     (252)  (15,975)   (3,617)
 Amortization of
  debt issue costs       (242)     (242)     (242)     (726)     (726)
 Loss on
  investments, net          -         -         -         -    (1,269)
                     --------- --------- --------- --------- ---------
Income (loss) before
 provision for
 income taxes           1,937   (19,082)   (9,729)  (38,404)  (42,347)

Provision for income
 taxes                 (7,877)   (3,177)   (1,796)   (5,619)  (15,345)
                     --------- --------- --------- --------- ---------
Net loss             $ (5,940) $(22,259) $(11,525) $(44,023) $(57,692)
                     ========= ========= ========= ========= =========

Net loss per common
 share - basic and
 diluted             $  (0.03) $  (0.10) $  (0.05) $  (0.20) $  (0.29)

Shares used in per
 share calculation -
 basic and diluted    216,837   215,688   211,298   215,469   200,528


As a supplement to the Company's condensed consolidated statement of operations presented on a generally accepted accounting principles
(GAAP) basis, the Company provides additional non-GAAP measures for net income (loss) and net income (loss) per share in its press release.

A non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The Company believes that the additional non-GAAP measures are useful to investors for the purpose of financial analysis. Management uses these measures internally to evaluate the Company's in-period operating performance before gains, losses and other charges that are considered by management to be outside of the Company's core operating results. In addition, the measures are used for planning and forecasting of the Company's future periods. However, non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures. Other companies may use different non-GAAP measures and presentation of results.


                           PMC-Sierra, Inc.
        Reconciliation of GAAP net loss to Non-GAAP net income
             (in thousands, except for per share amounts)
                             (unaudited)

                                              Three Months Ended
                                              September 30, 2007
                                        ------------------------------
                                                    Non-
                                                    GAAP
                                        Reported   Items     Non-GAAP
                                        --------- --------   ---------

Net revenues                            $117,455             $117,455

Cost of revenues                          39,871     (298)(1)  39,573
                                        --------- --------   ---------

Gross profit                              77,584     (298)     77,882

Operating expenses:
 Research and development                 35,557   (3,805)(1)  31,752
 Selling, general and administrative      24,124   (4,007)(1)  20,117
 Amortization of purchased intangible
  assets                                   9,836   (9,836)          -
 In-process research and development           -                    -
 Restructuring costs and other charges     1,564   (1,564)(2)       -
                                        --------- --------   ---------
                                                                    -
Income (loss) from operations              6,503   19,510      26,013

Other income (expense):
 Interest income, net                      2,728                2,728
 Foreign exchange gain (loss)             (7,052)   6,789 (3)    (263)
 Amortization of debt issue costs           (242)                (242)
 Loss on investments, net                      -                    -
                                        --------- --------   ---------

Income (loss) before provision for
 income taxes                              1,937   26,299      28,236

(Provision for) recovery of income
 taxes                                    (7,877)  (1,231)(4)  (9,108)
                                        --------- --------   ---------
Net (loss) income                       $ (5,940) $25,068    $ 19,128
                                        ========= ========   =========

Net (loss) income per common share -
 basic                                  $  (0.03)            $   0.09
Net (loss) income per common share -
 diluted                                $  (0.03)            $   0.09

Shares used in per share calculation -
 basic                                   216,837              216,837
Shares used in per share calculation -
 diluted                                 216,837              219,345


                                             Three Months Ended
                                               October 1, 2006
                                       -------------------------------
                                                 Non-GAAP
                                       Reported    Items     Non-GAAP
                                       --------- ---------   ---------

Net revenues                           $116,514              $116,514

Cost of revenues                         39,146      (379)(1)  38,767
                                       --------- ---------   ---------

Gross profit                             77,368      (379)     77,747

Operating expenses:
 Research and development                41,611    (4,186)(1)  37,425
 Selling, general and administrative     29,235    (8,391)(5)  20,844
 Amortization of purchased intangible
  assets                                 11,202   (11,202)          -
 In-process research and development          -         -           -
 Restructuring costs and other charges    6,404    (6,404)(6)       -
                                       --------- ---------   ---------

Income (loss) from operations           (11,084)   30,562      19,478

Other income (expense):
 Interest income, net                     1,849                 1,849
 Foreign exchange gain (loss)              (252)     (108)(3)    (360)
 Amortization of debt issue costs          (242)                 (242)
 Loss on investments, net                     -
                                       --------- ---------   ---------

Income (loss) before provision for
 income taxes                            (9,729)   30,454      20,725

(Provision for) recovery of income
 taxes                                   (1,796)   (1,520)(4)  (3,316)
                                       --------- ---------   ---------
Net (loss) income                      $(11,525) $ 28,934    $ 17,409
                                       ========= =========   =========

Net (loss) income per common share -
 basic                                 $  (0.05)             $   0.08
Net (loss) income per common share -
 diluted                               $  (0.05)             $   0.08

Shares used in per share calculation -
 basic                                  211,298               211,298
Shares used in per share calculation -
 diluted                                211,298               212,561



Non-GAAP adjustments consist of:
(1) Stock based compensation
(2) $1.6 million restructuring costs including $1.2 million for severance and $0.3 million for excess facilities.
(3) Foreign exchange loss (gain) on Canadian taxes
(4) Income tax effect relating to these non-GAAP adjustments
(5) Stock based compensation expense of $6.0 million and $2.4 million payroll tax accrual in a foreign jurisdiction
(6) $6.4 million restructuring costs including $2.6 million for severance, $3.5 million for excess facilities, and $0.3 million for contract termination and asset impairment primarily related to the workforce reduction in Portland and the closure of the Ottawa facility

                           PMC-Sierra, Inc.
        Reconciliation of GAAP net loss to Non-GAAP net income
             (in thousands, except for per share amounts)
                             (unaudited)



                                              Nine Months Ended
                                             September 30, 2007
                                       -------------------------------
                                                 Non-GAAP
                                       Reported    Items     Non-GAAP
                                       --------- ---------   ---------

Net revenues                           $325,812              $325,812

Cost of revenues                        115,092    (1,347)(1) 113,745
                                       --------- ---------   ---------

Gross profit                            210,720    (1,347)    212,067

Operating expenses:
 Research and development               121,716   (12,472)(1) 109,244
 Selling, general and administrative     75,993   (11,140)(2)  64,853
 Amortization of purchased intangible
  assets                                 29,507   (29,507)          -
 In-process research and development          -         -           -
 Restructuring costs and other charges   12,244   (12,244)(3)       -
                                       --------- ---------   ---------

(Loss) income from operations           (28,740)   66,710      37,970

Other income (expense):
 Interest income, net                     7,037         -       7,037
 Foreign exchange gain (loss)           (15,975)   16,074 (4)      99
 Amortization of debt issue costs          (726)        -        (726)
 (Loss) Gain on investments                   -                     -
                                       --------- ---------   ---------

(Loss) Income before (provision for)
 recovery of income taxes               (38,404)   82,784      44,380

(Provision for) recovery of income
 taxes                                   (5,619)   (7,872)(5) (13,491)
                                       --------- ---------   ---------
Net (loss) income                      $(44,023) $ 74,912    $ 30,889
                                       ========= =========   =========

Net (loss) income per common share -
 basic                                 $  (0.20)             $   0.14
Net (loss) income per common share -
 diluted                               $  (0.20)             $   0.14

Shares used in per share calculation -
 basic                                  215,469               215,469
Shares used in per share calculation -
 diluted                                215,469               217,602


                                             Nine Months Ended
                                              October 1, 2006
                                      --------------------------------
                                                Non-GAAP
                                      Reported    Items      Non-GAAP
                                     ---------- ---------    ---------

Net revenues                          $323,075               $323,075

Cost of revenues                       109,331   (10,241) (6)  99,090
                                      --------- ---------    ---------

Gross profit                           213,744   (10,241)     223,985

Operating expenses:
 Research and development              116,947   (10,738) (1) 106,209
 Selling, general and administrative    76,002   (17,072) (7)  58,930
 Amortization of purchased intangible
  assets                                23,246   (23,246)           -
 In-process research and development    35,300   (35,300) (8)       -
 Restructuring costs and other
  charges                                5,666    (5,666) (9)       -
                                      --------- ---------    ---------

(Loss) income from operations          (43,417)  102,263       58,846

Other income (expense):
 Interest income, net                    6,682                  6,682
 Foreign exchange gain (loss)           (3,617)    3,074  (4)    (543)
 Amortization of debt issue costs         (726)                  (726)
 (Loss) Gain on investments             (1,269)    1,269 (10)       -
                                      --------- ---------    ---------

(Loss) Income before (provision for)
 recovery of income taxes              (42,347)  106,606       64,259

(Provision for) recovery of income
 taxes                                 (15,345)    4,247 (11) (11,098)
                                      --------- ---------    ---------
Net (loss) income                     $(57,692) $110,853     $ 53,161
                                      ========= =========    =========

Net (loss) income per common share -
 basic                                $  (0.29)              $   0.27
Net (loss) income per common share -
 diluted                              $  (0.29)              $   0.26

Shares used in per share calculation
 - basic                               200,528                200,528
Shares used in per share calculation
 - diluted                             200,528                207,945



Non-GAAP adjustments consist of:
(1) Stock based compensation expense
(2) Stock based compensation expense of $13.4 million and $2.2 million reversal of a payroll tax accrual in a foreign jurisdiction
(3) $12.2 million restructuring costs including $9.3 million for severance, and $2.4 million for excess facilities, and $0.5 million for contract termination and asset impairment
(4) Foreign exchange loss on Canadian taxes
(5) Provision for income taxes includes $4.0 million additional recovery of prior years' income taxes and $3.8 million income tax effect of non-GAAP adjustments
(6) Stock based compensation expense of $1.3 million and purchase accounting adjustments of $8.9 million
(7) Stock based compensation expense of $14.5 million; acquisition costs of $0.2 million and $2.4 million payroll tax in a foreign jurisdiction
(8) $35.3 million in charges for in-process research and development from the purchases of Passave and the Avago Storage Semiconductor Business
(9) $5.7 million in restructuring comprised of $1.2 million net provision for excess facilities, $4.2 million additional severance, and $0.3 million in contract termination and asset impairment
(10) $1.3 million net loss on investments including a $3.2 million write-down, offset by $1.9 million gains on sales of investment
(11) $7.0 million withholding and other taxes on repatriation of funds offset by $2.8 million income tax effect of these non-GAAP adjustments


                           PMC-Sierra, Inc.
                CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in thousands)
                             (unaudited)

                                            September 30, December 31,
                                                2007          2006

ASSETS:
Current assets:
 Cash and cash equivalents                  $    328,001  $   258,914
 Accounts receivable, net                         41,440       37,303
 Inventories, net                                 30,499       34,505
 Prepaid expenses and other current assets        18,271       16,186
 Deferred tax assets                               4,321          978
                                            ------------- ------------
  Total current assets                           422,532      347,886

Goodwill                                         398,418      395,943
Intangible assets, net                           198,493      223,629
Property and equipment, net                       16,978       18,904
Investments and other assets                      12,519       14,653
Deposits for wafer fabrication capacity            5,145        5,145
Deferred tax assets                               50,482          397
                                            ------------- ------------
                                            $  1,104,567  $ 1,006,557
                                            ============= ============

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
 Accounts payable                           $     23,462  $    19,074
 Accrued liabilities                              52,943       51,199
 Income taxes payable                              5,086          722
 Deferred income taxes                             3,481        2,042
 Liability for unrecognized tax benefit           69,212       58,706
 Accrued restructuring costs                      12,728       12,657
 Deferred income                                  13,494       11,340
                                            ------------- ------------
  Total current liabilities                      180,406      155,740

Long-term obligations                              1,012            -
2.25% Senior convertible notes due October
 15, 2025                                        225,000      225,000
Deferred taxes and other tax liabilities          13,505       10,612
Liability for unrecognized tax benefit            99,547       42,045

PMC special shares convertible into 2,099
 (2006 - 2,099) shares of common stock             2,732        2,732

Stockholders' equity
 Common stock and additional paid in
  capital                                      1,375,130    1,327,808
 Accumulated other comprehensive income
  (loss)                                           2,778       (1,127)
 Accumulated deficit                            (795,543)    (756,253)
                                            ------------- ------------
  Total stockholders' equity                     582,365      570,428
                                            ------------- ------------
                                            $  1,104,567  $ 1,006,557
                                            ============= ============


                           PMC-Sierra, Inc.
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (in thousands)
                             (unaudited)

                                                 Nine Months Ended
                                              ------------------------


                                              September 30, October 1,
                                                  2007         2006

Cash flows from operating activities:
 Net loss                                        $ (44,023) $ (57,692)
 Adjustments to reconcile net loss to net
  cash (used in) provided by operating
  activities:
   Stock-based compensation                         27,172     26,525
   Depreciation and amortization                    42,606     34,520
   In-process research and development                   -     35,300
   Loss on investments                                   -      1,243
   Loss on disposal of property and equipment          496          -
   Changes in operating assets and
    liabilities:
     Accounts receivable                            (4,137)    (6,070)
     Inventories                                     3,655     (5,463)
     Prepaid expenses and other current
      assets                                           462    (13,202)
     Accounts payable and accrued liabilities        5,700     (7,359)
     Deferred taxes and income taxes payable        27,522     14,518
     Accrued restructuring costs                       223       (713)
     Deferred income                                 2,154      1,742
                                              ------------- ----------
      Net cash provided by operating
       activities                                   61,830     23,349
                                              ------------- ----------

Cash flows from investing activities:
 Acquisition of businesses, net of cash
  acquired                                               -   (417,738)
 Proceeds from sales and maturities of short-
  term available-for-sale investments                    -    222,357
 Proceeds from sale of investments and other
  assets                                                 -      5,444
 Purchases of property and equipment                (5,781)    (6,422)
 Purchase of intangible assets                      (7,112)    (3,944)
                                              ------------- ----------
      Net cash used in investing activities        (12,893)  (200,303)
                                              ------------- ----------

Cash flows from financing activity:
 Proceeds from issuance of common stock             20,150     21,857
                                              ------------- ----------
      Net cash provided by financing activity       20,150     21,857
                                              ------------- ----------

Net (decrease) increase in cash and cash
 equivalents                                        69,087   (155,097)
Cash and cash equivalents, beginning of the
 period                                            258,914    405,566
                                              ------------- ----------
Cash and cash equivalents, end of the period     $ 328,001  $ 250,469
                                              ============= ==========


    CONTACT: PMC-Sierra, Inc.
             Vice President & CFO
             Mike Zellner, 1-408-988-1204
             or
             VP Marketing Communications
             David Climie, 1-408-988-8276
             or
             Senior Manager, Communications
             Susan Shaw, 1-408-988-8515